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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

April 26, 2012

To my fellow Stockholders,

        I am pleased to invite you to attend the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Cherokee Inc. ("Cherokee"), to be held on Tuesday, June 5, 2012, at 10:00 a.m. (Pacific Time) at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411.

        We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

        The business to be conducted at the meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. I urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting through the Internet or by telephone will eliminate the need to return your proxy card.

        Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,
Henry Stupp Chief Executive Officer

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 5, 2012

        NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of the Stockholders of Cherokee Inc. ("Cherokee") will be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411, on Tuesday, June 5, 2012 at 10:00 a.m. (Pacific Time) for the following purposes:

          1.     To elect five directors to the Board of Directors who will serve until Cherokee's 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

          2.     To ratify the selection of Moss Adams LLP as Cherokee's independent registered public accounting firm for the fiscal year ending February 2, 2013;

          3.     To hold a non-binding advisory vote on Cherokee's executive compensation; and

          4.     To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        Stockholders of record at the close of business on April 17, 2012 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting.

        The Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

By Order of the Board of Directors,
Howard Siegel Secretary

Sherman Oaks, California
April 26, 2012

Important Notice Regarding the Availability of Proxy Materials for Cherokee Inc.'s Annual Meeting of Stockholders to be held on June 5, 2012.

This Notice of Annual Meeting, Proxy Statement and Cherokee, Inc.'s Annual Report/Form 10-K for the fiscal year ended January 28, 2012 are available on the Internet at the following website: www.proxyvote.com.

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 5, 2012

GENERAL INFORMATION

        This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Cherokee Inc., a Delaware corporation ("Cherokee", the "Company", "we", "us" or "our"), of proxies to be used at the 2012 Annual Meeting of Stockholders to be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411, on June 5, 2012, at 10:00 a.m. (Pacific Time) and at any adjournments or postponements thereof (the "Annual Meeting"). Stockholders are being asked to vote upon (1) the election of five directors to the Board of Directors, (2) the ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2013 ("Fiscal 2013"); (3) a non-binding advisory vote on our executive compensation; and (4) such other business as may properly come before the Annual Meeting. These proxy materials are being provided to stockholders on or about April 26, 2012.

Internet Delivery of Proxy Materials

        In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended January 28, 2012 ("Fiscal 2012"), by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

        Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") was mailed to such stockholders on or about April 26, 2012 that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone.

        Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder's election to receive proxy materials by e-mail will remain in effect until the stockholder terminates the election.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2012:

        Our Proxy Statement and our 2012 Annual Report to Stockholders are available at www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2012 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Annual Report

        Copies of our Annual Report are also available on the Internet through the Investor Relations section of our website at www.thecherokeegroup.com and through the website of the SEC at www.sec.gov. Additionally, copies of our Annual Report are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. Exhibits will be provided upon written request.

Record Date, Outstanding Shares

        Our Board of Directors has fixed April 17, 2012 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,387,167 shares of common stock outstanding. Each stockholder of record at the close of business on April 17, 2012 is entitled to one vote for each share of common stock then held on each matter to come before the Annual Meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

        A majority of the votes eligible to be cast at the Annual Meeting by holders of our common stock represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal. See the explanation under the heading "Effect of Not Casting Your Vote" for further information regarding the effect of broker non-votes at the Annual Meeting.

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The nominees receiving the five highest numbers of votes will become directors. Abstentions and broker non-votes will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting. The Company's Certificate of Incorporation does not provide for cumulative voting. The voting requirement for each of our proposals is discussed under the respective Item in this Proxy Statement.

Voting and Revocation of Proxies

        Stockholders of Record:    You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares.

  •
  By Mail.  If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Annual Meeting to be voted at the Annual Meeting.

  •
  By telephone or over the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 4, 2012.

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  In person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

        Beneficial Owners:    You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

        If you are a stockholder of record, you may revoke your proxy at any time prior to the Annual Meeting by: (1) submitting a later-dated vote, in person at the Annual Meeting, by Internet, by telephone, or by mail; or (2) delivering instructions to us, care of our Secretary, at the address of our principal executive offices. Any notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective. Only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time on June 4, 2012 will be counted. Your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting. If your shares are held in "street name," you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Effect of Not Casting Your Vote

        If you are a stockholder of record and you submit a proxy but do not provide voting instructions, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors, FOR ratification of the selection of Moss Adams LLP as the Company's registered independent public accounting firm for Fiscal 2013, and FOR the advisory vote approving the Company's executive compensation.

        If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement) and the advisory vote on executive compensation (Item 3 of this Proxy Statement). If you hold your shares in street name and you do not instruct your broker how to vote on Items 1 and 3, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Cherokee's independent registered public accounting firm (Item 2). A broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Item 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Item 3).

        Abstentions and "withhold" votes will not affect the outcome of the vote on any proposal that requires a plurality of votes cast (Item 1) but will count as a vote "against" any proposal that requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting (Items 2 and 3).

Security Ownership of Certain Beneficial Owners and Management

        The following table includes information as to the number of shares of our common stock beneficially owned as of April 17, 2012, by the following:

  •
  each stockholder known by the Company to beneficially own more than 5% of the outstanding shares of its common stock;

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  each director and nominee;

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  all persons serving as Chief Executive Officer and Chief Financial Officer during Fiscal 2012, as well our other executive officer serving during Fiscal 2012 (our Chief Operating Officer) (collectively, the "Named Executive Officers"); and

  •
  all of the Company's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, to the Company's knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of April 17, 2012, through the exercise of any stock option or other equity right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated in the notes to the table, the address of each director, Named Executive Officer and 5% stockholder listed in the table below is c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. As of April 17, 2012, there were 8,387,167 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
5% Stockholders
DePrince, Race & Zollo, Inc.(1)	991,738	11.8
BlackRock, Inc.(2)	613,342	7.3
Kayne Anderson Rudnick Investment Management, LLC(3)	591,485	7.1
Renaissance Technologies LLC(4)	581,075	6.9
Directors
Jess Ravich(5)	189,302	2.3
Keith Hull(6)	13,000	*
Timothy Ewing(7)	8,000	*
David Mullen(8)	13,000	*
Named Executive Officers
Henry Stupp(9)	149,529	1.8
Howard Siegel(10)	118,718	1.4
Mark DiSiena(11)	5,000	*
All current executive officers and directors as a group (7 persons)(12)	496,549	5.9

*
Represents beneficial ownership of less than 1%, based on 8,387,167 shares of common stock outstanding as of April 17, 2012.

(1)
The information reported is based solely on a Schedule 13G with a reporting date of December 31, 2011, filed with the SEC by DePrince, Race & Zollo, Inc. DePrince, Race & Zollo, Inc. reports its address as 250 Park Avenue South, Suite 250, Winter Park, FL 32789.

(2)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2011, filed with the SEC by Kayne Anderson Rudnick Investment Management, LLC. Kayne Anderson Rudnick Investment Management, LLC reports its address as 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.

(3)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2011, filed with the SEC by BlackRock, Inc. BlackRock, Inc. reports its address as 40 East 52nd Street, New York, New York, 10022.

(4)
The information reported is based solely on a Schedule 13G with a reporting date of December 31, 2011 filed with the SEC by Renaissance Technologies, LLC ("RTC") and Renaissance Technologies Holdings Corporation ("RTHC"), as majority owner of RTC. RTC and RTHC report their address as 800 Third Avenue, New York, New York, 10022.

(5)
Includes 105,333 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

(6)
Includes 8,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

(7)
Includes 8,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

(8)
Includes 8,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

(9)
Includes 45,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

(10)
Includes 80,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

(11)
Includes 5,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

(12)
Includes 259,333 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 17, 2012.

 ITEM 1. ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. All five incumbent directors have been nominated for re-election for one-year terms. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

        In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees for Board of Directors

        The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience, qualifications and other directorships held by him and the period during which he has previously served as director of the Company. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. The Board of Directors has made an affirmative determination as to the independence of each nominee other than Mr. Stupp, the Company's Chief Executive Officer.

        In addition to the information presented below regarding each nominee's specific experience, qualifications and attributes that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Cherokee and our Board.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Timothy Ewing, 51 Director	Mr. Ewing has been a director of Cherokee since September 1997. Mr. Ewing, a Chartered Financial Analyst, is the managing partner and chief investment officer of Ewing & Partners, the manager of Value Partners, Ltd., a Texas-based, private investment partnership formed in 1989, and of the Endurance Partnerships, private investment partnerships formed in 2001. Mr. Ewing has been a member of the board of directors of TransWorld Corporation (OTC: TWOC) in New York, New York since 2004. Mr. Ewing was previously a director of Global Aircraft Solutions (OTC: GACF) in Tucson, Arizona from 2008 to 2009 and Towne Bancorp, Inc. (OTC: TWNE) in Mesa, Arizona from 2008 to 2010. In addition, Mr. Ewing is past chairman of the board and serves on the board of directors of the Perot Museum of Nature & Science in Dallas, Texas. He serves on the board of trustees of The Dallas Opera and The Dallas Opera Foundation, the board of trustees of the Baylor Health Care System Foundation, and the advisory board of the University of Texas at Dallas' Holocaust Studies Program. Mr. Ewing is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. In addition, we believe Mr. Ewing's qualifications to sit on our Board and as the Board's financial expert and Audit Committee Chairman include his extensive financial expertise, his experience as a professional investor, his insights regarding investor preferences and practices and his service on other public company boards of directors.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Keith Hull, 59 Director	Mr. Hull has been a director of Cherokee since June 1995. Mr. Hull is currently the President and Chief Executive Officer of Kaltex America, a global manufacturer of textiles. Prior to his joining Kaltex America, from 2008 to mid-2010 Mr. Hull served as the Group Chief Executive Officer of UCO Raymond Denim, of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was previously an Executive Vice President with Global Emergency Resources, LLC, a technology company offering its products to hospitals and public health organizations for critical resource tracking during emergencies. For eight years, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc. In 2004, Mr. Hull was named President and COO of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of directors of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken's Partnership board of directors. Mr. Hull is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe Mr. Hull possesses a wide range of qualifications to sit on our Board of Directors including his current position as CEO of a global textile manufacturing operation, his contacts and experience within the textile industry and his extensive management experience across various industries.
David Mullen, 77 Director	Mr. Mullen has been a director of Cherokee since May 2000. For more than nine years, he was the President and CEO of Robinson's-May in North Hollywood, California until he retired from The May Department Stores in July 1999. Mr. Mullen joined The May Department Stores in March 1988 and, from March 1988 to June 1988, was the President and CEO of Goldwater's in Phoenix, Arizona. From June 1988 to January 1991, he was President and CEO of Filene's in Boston, Massachusetts and, in January 1991, became the President and CEO of Robinson's-May in North Hollywood. Mr. Mullen brings to the Board his extensive experience in the retail industry acquired through his more than twelve years of service as a chief executive officer of two large retailers. As a result of his experience, Mr. Mullen provides the Board with important insight into our key markets, business strategies and our current or proposed licensing partners.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Jess Ravich, 54 Chairman	Mr. Ravich has been a director of Cherokee since May 1995 and has been Chairman of the Board since January 2011. In November 2009, Mr. Ravich joined Houlihan Lokey, an international investment banking firm, as a Managing Director. Prior to that, Mr Ravich was CEO of Libra Securities Holdings, LLC. Prior to founding Libra in 1991, Mr Ravich was an Executive Vice President at Jefferies & Co., Inc and a Senior Vice President at Drexel Burnham Lambert. Mr Ravich also serves as the chairman of the board of directors of ALJ Regional Holdings, Inc. In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls. Mr. Ravich is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe that Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience and technical skills across various industries, experience in mergers and acquisitions and leadership skills.
Henry Stupp, 48 Director and Chief Executive Officer	Henry Stupp became our Chief Executive Officer in August 2010. Prior to joining Cherokee, Mr. Stupp was a co-founder of Montreal-based Novel Teez Designs, later known as NTD Apparel, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to all major North American retailers, having most recently served as President of NTD Apparel USA LLC since 2005. Having relocated to southern California in 1995, Mr. Stupp successfully identified, negotiated, and introduced many well-known licenses and brands to a broad retail audience. In addition, Mr. Stupp served a two-year term as an officer of the International Licensing Industry Merchandiser's Association. As our CEO, Mr. Stupp brings to the Board critical insight into our operations and business. His extensive experience in the apparel business and merchandise licensing, coupled with his in-depth knowledge of the Company, provides our Board with important knowledge and skills and facilitates the board's oversight of strategic and financial planning, and other critical management functions.

Vote Required

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The nominees receiving the five highest numbers of votes will become directors. Abstentions and broker non-votes will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" EACH OF THE DIRECTORS NOMINATED IN ITEM 1.

 ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2013 ("Fiscal 2013") and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting. Moss Adams LLP audited the Company's financial statements for Fiscal 2007 through Fiscal 2012. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees to Independent Public Accountants

        The fees for professional services to the Company by its independent public accountants, during Fiscal 2012 and Fiscal 2011 are as follows:

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$175,000	$175,000
Audit-related Fees(2)	$7,970	$8,250
Tax Fees	—	—
All Other Fees	—	—

(1)
Audit Fees for Fiscal 2012 and Fiscal 2011 consist of fees for professional services for the integrated audit of the Company's consolidated financial statements and the review of the Company's interim consolidated financial statements included in quarterly reports (including services related to the audit of the Company's internal control over financial reporting) by Moss Adams LLP.

(2)
Audit Related Fees for Fiscal 2011 consist of fees for professional services provided by Moss Adams LLP in connection with assurance related services and accounting consultations regarding consents to our filing of registrations statements on Form S-3 and Form S-8. Audit Related Fees for Fiscal 2012 consist of fees for professional services provided by Moss Adams LLP in connection with assurance related services and accounting consultations regarding our response to a comment letter we received from the SEC. All of such Audit Related Fees were approved by the Audit Committee.

        Moss Adams LLP did not use any non-permanent employees in the auditing of the Company's financial statements during Fiscal 2012 or Fiscal 2011.

        Cherokee's Audit Committee annually reviews and pre-approves certain audit and permissible non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

        Stockholder ratification of the selection of Moss Adams LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Moss Adams LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the votes present in person or by proxy and voting on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Item 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013.

 ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to further our strategic plan and our goal of increasing stockholder value by providing equitable economic motivation to our executive officers and other key employees. Please read the "Executive Compensation" section beginning on page 20, which includes the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation of our named executive officers and the accompanying narrative disclosure set forth in this Proxy Statement, for additional details about our executive compensation programs, including information about the Fiscal 2012 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Accordingly, our Board of Directors is asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the annual meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 CORPORATE GOVERNANCE

Director Independence

        Our Board of Directors has unanimously determined that a majority of the Board, including four of the five directors standing for election, are "independent" directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board has determined that Mr. Stupp is not independent because he is currently an executive officer of the Company.

Meetings and Committees of the Board of Directors

        The business affairs of the Company are managed under the direction of the Board of Directors, although the Board of Directors is not involved in the Company's day-to-day operations. During Fiscal 2012, the Board of Directors met five times and took action by written consent on three occasions. Each director attended more than 75% of all Board of Directors and applicable committee meetings during Fiscal 2012. The Company encourages all of its directors to attend annual meetings of stockholders. All directors attended the 2011 annual meeting of stockholders.

        The Board of Directors does not currently have a formal process in place for stockholders to send communications directly to the Board of Directors or any specific director. However, stockholders may send such communications to the Secretary c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, who will forward all such communications to the Board. Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company to Audit Committee member Keith Hull, c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

        The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. The following table sets forth the membership of each of the Company's three standing committees as of January 28, 2012.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Timothy Ewing	Chairman	Chairman	Member
Keith Hull	Member	Member	Chairman
David Mullen	Member	—	Member
Jess Ravich	—	Member	—

Audit Committee

        The primary functions of the Company's Audit Committee are: to select, evaluate and, where appropriate, replace a firm of independent certified public accountants to conduct, among other things, the annual audit of the Company's books and records; to review with the independent accountants the scope and results of the annual audit and quarterly reviews prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; to meet with the independent accountants and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss the Company's financial statements with the Company's management; to consult with the independent accountants and management with regard to the adequacy of the Company's system of internal accounting and financial controls; to discuss with management and the independent accountants the Company's practices with respect to risk assessment, risk management and critical accounting policies; to receive from the independent accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent accountants; to review and reassess annually the adequacy of its charter; to prepare a report each year for inclusion in the Company's annual proxy statement; and to pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountants. The Cherokee Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on the Company's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Audit Committee Charter" under the heading "Committee Charters."

        The Board of Directors has determined that all of the members of the Audit Committee are "independent," under both the applicable NASDAQ Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and meet all other applicable requirements of the NASDAQ Marketplace Rules. As of the end of Fiscal 2012, the Audit Committee consisted of three non-employee directors: Mr. Hull, Mr. Mullen and Mr. Ewing (Chairman), and Mr. Ewing is the Company's designated Audit Committee Financial Expert. In November 2011, Mr. Ewing replaced Mr. Ravich as the Chairman of the Audit Committee and the Company's designated Audit Committee Financial Expert.

        Representatives of the Company's independent registered public accounting firm are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee met four times during Fiscal 2012.

        Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company by writing c/o Keith Hull, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Compensation Committee

        The Compensation Committee of the Board of Directors administers the Company's compensation program for executive officers. The Compensation Committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to the Company's executives. The Compensation Committee determines the Chief Executive Officer's compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the Chief Executive Officer's compensation. For the other executive officers, the Chief Executive Officer prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration, the Compensation Committee may accept or adjust the Chief Executive Officer's recommendations. The other executive officers are not present during this process. For more information, please see below under "Compensation Discussion and Analysis." The Compensation Committee consists of Mr. Ewing (Chairman), Mr. Ravich and Mr. Hull, all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code, respectively. The Board of Directors has determined that all of the members of the Compensation Committee are "independent," in accordance with NASDAQ Marketplace Rule 5605. The Compensation Committee met three times during Fiscal 2012.

        The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our Chief Executive Officer and our Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee's chairman reports the committee's recommendations on executive compensation to the Board. The Compensation Committee may consult with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers. The Compensation Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee. We did not engage a compensation consultant during Fiscal 2012.

        The Cherokee Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations", then click on "Compensation Committee Charter" under the heading "Committee Charters."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised entirely of independent directors. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Nominating & Governance Committee

        The functions of the Nominating & Governance Committee include the identification of qualified candidates to become Board members; the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); the selection of any candidates to fill any vacancies on the Board; oversight of the evaluation of the Board; and making recommendations regarding proposals submitted by stockholders.

        The goal of the Nominating & Governance Committee of our Board is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Cherokee. In doing so, the Nominating & Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Nominating & Governance Committee may also consider such other factors as it may deem are in Cherokee's best interests and those of our stockholders. The Nominating & Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board of Directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our Board of Directors must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self regulatory organization.

        The Nominating & Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria described below. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating & Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Board of Directors believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, the Nominating & Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. Under the terms of the Nominating & Governance Committee charter, the committee considers the following criteria when recommending candidates for election to the Board, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer of a publicly held company; experience in the Company's industry and with relevant social policy concerns; experience as a board member of another public company; academic expertise in an area of the Company's operations; and practical and mature business judgment. The Nominating & Governance Committee and the Board of Directors may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. In considering candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate's credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered. Although we do not have a policy with respect to Board diversity, the Nominating & Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. All of the nominees for director being voted upon at the Annual Meeting are directors standing for re-election, and have been put forth by the Company's Nominating & Governance Committee.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating & Governance Committee.

        The Nominating & Governance Committee will evaluate nominees recommended by stockholders in the same manner as they evaluate other nominees. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Company, the Secretary of the Company or any member of the Nominating & Governance Committee in writing with any supporting material the stockholder considers appropriate.

        Cherokee's Board of Directors has adopted a written charter for the Nominating & Governance Committee, which is available on the Company's website at www.thecherokeegroup.com. The Cherokee Board of Directors has adopted a written charter for the Nominating & Governance Committee, a current copy of which is available on the Company's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Nominating and Governance Committee Charter" under the heading "Committee Charters." The Nominating & Governance Committee met one time during Fiscal 2012.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to the Company's directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a "code of business conduct and ethics" under Rule 4350-7 of the NASDAQ Marketplace Rules and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. Any amendments to or waivers of the code will be promptly posted on our website at www.thecherokeegroup.com or in a report on Form 8-K, as required by applicable laws.

Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. During Fiscal 2012, Mr. Ravich served as the non-executive Chairman of the Board. The Board has determined that having Mr. Ravich serve as Chairman is in the best interest of the Company's stockholders at this time. In determining to appoint Mr. Ravich as the Company's Chairman as of January 28, 2011, the Board considered Mr. Ravich's extensive experience with the Company and his strong leadership skills. Mr. Ravich has been a member of the Board since May 1995 and has held a variety of leadership roles. The Board believes that at this time, separating the roles of Chief Executive Officer and Chairman and appointing Mr. Ravich as Chairman is in the best interest of our stockholders.

The Board's Role in Risk Oversight

        The Board, as a whole and also at the committee level, has an active role in managing our risks. The members of the Board participate in our risk oversight assessment by receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating & Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Members of the management team report directly to the Board or the appropriate board committee. The directors then use this information to understand identify, manage and attempt to mitigate risk. After a committee has discussed the management report, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.

Director Compensation Program

        For their services on the Board of Directors, each non-employee director receives a fee of $25,000 per annum. Audit Committee members also receive an additional fee of $15,000 per annum. The fees are paid in quarterly increments. In addition to the above annual fees, non-employee directors who serve on board committees are entitled to additional compensation per each formal meeting, as follows: Audit Committee members receive $5,000 per meeting; Compensation Committee members receive $2,500 per meeting; and Nominating & Governance Committee members receive $2,500 per meeting.

        In addition, from time to time the Board has made grants of options to purchase our common stock under our 2006 Incentive Award Plan (the "2006 Plan"). On March 23, 2011, the Board granted options to purchase 8,000 shares of our common stock to each of our non-employee directors other than Mr. Ravich. The options have a five year term and the exercise price of the options is $17.21 per share, the fair market value of our common stock on the date of grant. The options vest over a three year period, with one-third vesting one year after the date of grant, one-third vesting two years after the date of grant, and one-third vesting three years after the date of grant.

        In connection with Mr. Ravich's appointment as non-executive Chairman of the Board, on January 28, 2011 Mr. Ravich was granted a non-qualified, fully vested option to purchase up to 100,000 shares of our common stock under the 2006 Plan. The option has a five year term and an exercise price of $18.15 per share, the closing price of our common stock on the date of issuance. Mr. Ravich receives additional compensation of $80,000 per year, payable in quarterly installments, for his service as Chairman. In addition, Mr. Ravich receives an additional fee of $5,000 for each in-person business meeting he attends in his capacity as Chairman at the request of the Company's management that is held outside of the Los Angeles, California metropolitan area.

Director Compensation Table

        The following table sets forth certain information concerning the compensation of the Company's directors for Fiscal 2012:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Timothy Ewing	$42,500	$41,680	$84,180
Keith Hull	70,000	41,680	111,680
David Mullen	62,500	41,680	104,180
Jess Ravich	150,000	—	150,000

(1)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 12, 2012.

        During Fiscal 2012, three of our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table.

Name	Date of Option Grant	Options Granted (#)	Vesting Terms
Timothy Ewing	3/23/2011	8,000	In three annual installments beginning on 3/23/2012
Keith Hull	3/23/2011	8,000	In three annual installments beginning on 3/23/2012
David Mullen	3/23/2011	8,000	In three annual installments beginning on 3/23/2012

        At the end of Fiscal 2012, each of our current non-employee directors held options to purchase the following number of shares of our common stock: (i) Timothy Ewing, 16,000; (ii) Keith Hull, 16,000; (iii) David Mullen, 16,000; and (iv) Jess Ravich, 108,000.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This compensation discussion and analysis explains the Company's policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of the Company's executive officers who served as a Named Executive Officer during Fiscal 2012.

Compensation Policies and Philosophy

        The Compensation Committee oversees the design and administration of our executive compensation program. The Compensation Committee's primary objectives in structuring and administering our executive officer compensation program are to:

  •
  attract, reward and retain executive officers who contribute to the Company's success;

  •
  provide economic incentives for executive officers to achieve the Company's business and financial objectives by linking the executive officers' compensation to the performance of the Company;

  •
  strengthen the relationship between executive pay and stockholder value; and

  •
  reward individual performance.

        To achieve the above listed objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance-oriented and designed to link the Company's strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of the Company's executives, including the Named Executive Officers, using a combination of base salary, non-equity incentive awards, bonuses and equity incentive awards. The Compensation Committee evaluates and determines individual executive performance considering, among other things, the following factors: (1) the individual's ability to perform assigned tasks; (2) the individual's knowledge of his or her job; (3) the individual's ability to work with others toward the achievement of the Company's goals; and (4) internal pay equity among the executive officers. The Compensation Committee also evaluates corporate performance by considering factors such as the Company's performance relative to the business environment and the success of the Company in meeting its business and financial objectives. In reviewing the above listed factors regarding both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors. Cherokee's Compensation Committee has not historically relied upon consultants or analysis of benchmarking surveys of competitors in setting executive compensation. The Compensation Committee did not engage a consultant during Fiscal 2012. We believe that it is important to reward excellence, leadership and outstanding long-term company performance in a form designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

        The Compensation Committee's practice is to establish the annual compensation packages for each of our executive officers other than our Chief Executive Officer (also referred to as our "CEO"), whose compensation is determined pursuant to his Employment Agreement or otherwise by the Compensation Committee, which is discussed below. In the first quarter of each fiscal year, typically in March or April, in connection with annual performance reviews, the Compensation Committee together with the Chief Executive Officer evaluates and determines executive compensation packages. Performing this process after the end of the prior year allows the Compensation Committee to incorporate data on the Company's performance during the prior year into its analysis and to conduct an assessment of the executives' contribution to the Company's overall performance.

The Compensation Committee then compiles the information to establish annual base compensation and performance-related incentives and make adjustments to long-range compensation incentives as appropriate to reflect achievement against prior awards.

        All equity incentive awards to the Company's executive officers are granted by the Compensation Committee, typically at its first quarter meeting at which executive compensation for the coming year is determined, which is generally scheduled several months in advance. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may also grant equity awards at other times during the year. Equity incentive awards to newly-hired executive officers, if granted, are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual's date of hire. The exercise price for all stock option grants is set at a price equal to the closing price per share of the Company's common stock as reported by NASDAQ Global Select Market on the date of grant.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at the Company's annual meeting held in June 2011 (the 2011 Meeting), our stockholders have the opportunity to cast an advisory vote on executive compensation annually. At the 2011 Meeting our executive compensation received a 92.7% favorable advisory vote. The Compensation Committee believed this affirmed stockholders' support of the Company's approach to executive compensation, and therefore, the compensation committee did not change our compensation policies or decisions in 2011 as a result of the vote. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

Role of Executive Officers in Compensation Decisions

        The compensation paid to our Chief Executive Officer is determined pursuant to his Employment Agreement or otherwise by the Compensation Committee, as described below. With regard to the compensation paid to each executive officer other than the Chief Executive Officer, the Chief Executive Officer reviews on an annual basis the compensation paid to each such executive officer during the past year and submits to the Compensation Committee his recommendations regarding the compensation to be paid to such persons during the next year. Following a review of such recommendations, the Committee will take such action regarding such compensation as it deems appropriate, including approving compensation in an amount it deems reasonable.

        Management plays a significant role in the compensation-setting process for executive officers, other than the Chief Executive Officer, by:

  •
  evaluating employee performance;

  •
  recommending business performance targets and establishing objectives; and

  •
  recommending salary levels, bonuses and equity-based awards.

        Management also prepares meeting information for most Compensation Committee meetings, and the Chief Executive Officer participates in certain committee meetings at the Compensation Committee's request to provide:

  •
  background information regarding our strategic objectives;

  •
  his evaluation of the performance of the executive officers; and

  •
  compensation recommendations as to executive officers (other than himself).

Components of Compensation

        The compensation of executive officers consists of three principal components: base salary, bonuses, and equity incentive awards. In addition, our Chief Executive Officer may participate in a non-equity incentive plan as set forth in his Employment Agreement. The Compensation Committee believes that the combination of these elements is essential to attracting and retaining talented and hard-working individuals and aligning their incentives with the interests of our stockholders. The Compensation Committee does not adopt express formulae for weighting different elements of compensation or for allocating between long-term and short-term compensation but strives to develop comprehensive packages that are competitive with those offered by other companies with which the Company competes to attract and retain talented executives.

  Base Salary

        The Compensation Committee conducts an annual review of the base salary for each executive officer other than the Chief Executive Officer, including Named Executive Officers. Each year, in connection with the completion of the Company's fiscal year end audit, and in connection with performing annual performance reviews, the Chief Executive Officer makes initial compensation recommendations with respect to the executive officers other than the Chief Executive Officer, for salaries and raises. The Chief Executive Officer provides his recommendations and the reasons for his recommendations to the Compensation Committee, which reviews the Chief Executive Officer's recommendations and makes a final determination. In considering executive officers' salaries, the Chief Executive Officer and the Compensation Committee consider the individual and corporate performance factors outlined above, as well as other qualitative and quantitative factors that Cherokee's CEO may deem relevant, and put particular emphasis on the success of the Company in meeting its business and financial objectives and the overall contribution of each executive officer in helping to attain those objectives. Decisions with respect to executive compensation are typically made at the Compensation Committee's annual year-end meeting.

        The base salaries for our Named Executive Officers during Fiscal 2012 are provided below.

Name and Title	Base Salary for Fiscal 2012
Henry Stupp, Chief Executive Officer	375,000
Howard Siegel, President	375,000
Mark DiSiena, Chief Financial Officer	150,000

        Mr. Stupp's base salary during Fiscal 2012 was determined pursuant to his Employment Agreement, as amended. In April 2011, the Compensation Committee approved an amendment to Mr. Stupp's Employment Agreement to increase Mr. Stupp's base salary by $25,000 to a total of $375,000 (with such increase to be retroactive to his start date in August 2010) in order to provide that Mr. Stupp with a base salary at least as high as any of the Company's other executive officers. Mr. Stupp's Employment Agreement is described in greater detail below and in the section of the Proxy Statement titled "Employment Agreements; Potential Payments Upon Termination or Change in Control" below.

  Bonus Awards

        At the sole discretion of the Compensation Committee, the Company's executives may receive bonus awards. This element of compensation is designed to motivate the Company's employees to meet the business and financial objectives of the Company. The decisions as to whether or not bonus payments will be made and the amount of such bonuses are tied to the profitability and performance of the Company and other factors the Compensation Committee may deem relevant with respect to such executives. In determining bonus amounts for a particular fiscal year, the Compensation Committee does not pre-establish or communicate to executives any performance targets related to the performance of the Company (other than with respect to the CEO, whose compensation is governed by the Employment Agreement and who participates in a non-equity incentive plan as described below). Generally, as part of the completion of the audit for the prior fiscal year and in connection with annual performance reviews, the CEO determines initial recommendations with respect to cash bonuses for the executive officers other than the CEO, taking into account the achievement of company-specific performance measures and individual-specific objectives for the applicable fiscal year as well as internal pay equity and the contribution of the executive to the overall success and achievements of the Company. When making its decision, the Compensation Committee also considers internal pay equity factors together with each executive officer's qualifications, duties and responsibilities. Cherokee's Compensation Committee, in its full discretion, then makes a determination as to whether and what extent a particular executive is to be awarded a bonus for the then completed prior fiscal year. The Compensation Committee reviews and discusses the CEO's recommendations and makes a final determination regarding cash incentive bonuses for the Company's executive officers at its year-end meeting.

        On July 25, 2011 and December 16, 2011, the Compensation Committee approved discretionary bonus payments to Henry Stupp in the amounts of $270,000 and $100,000, respectively. In approving such discretionary bonuses, the Compensation Committee considered Mr. Stupp's significant contributions to Cherokee during 2011, including Mr. Stupp's successful efforts in strengthening Cherokee's relationships with its licensees. The Compensation Committee further considered the fact that, despite such efforts, Mr. Stupp would not receive any portion of the performance bonus contemplated by Mr. Stupp's Employment Agreement and considered such discretionary bonuses to be an appropriate measure to provide Mr. Stupp with appropriate total compensation for Fiscal 2012 in light of his efforts and contributions to the Company. The Compensation Committee did not approve cash bonus awards for any of the Company's other executive officers for Fiscal 2012.

  Non-Equity Incentive Plan

        None of the Named Executive Officers received any payments pursuant to a non-equity incentive plan during Fiscal 2012. Mr. Stupp's was eligible to participate in a non-equity incentive plan during Fiscal 2012 as contemplated by his Employment Agreement; however, the Company's financial performance for Fiscal 2012 did not meet the applicable criteria as set forth in Mr. Stupp's Employment Agreement. Our employment arrangement with Mr. Stupp is described below, in connection with the discussion of Mr. Stupp's Employment Agreement.

  Equity Compensation

        The Compensation Committee is authorized to grant equity incentive awards under the 2006 Incentive Award Plan (the "2006 Plan"). Stock options are granted under the plans with exercise prices equal to or above the market price of the Company's common stock on the date of grant and generally vest in annual installments over two, three or five years. Since stock options have value only if the price of the Company's common stock increases over the exercise price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with the stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with the Company. In determining the number of equity incentive awards granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company in the coming years and has made to the Company in the past, and the size of prior grants to the executive officer. The Compensation Committee generally determines equity incentive awards for executive officers and employees other than the Chief Executive Officer, based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. However, the Compensation Committee may from time to time also grant equity incentive awards based on individual and corporate achievements and other factors. Decisions regarding equity incentive awards are typically made at the Compensation Committee's year-end meeting, which is typically scheduled several months in advance. The Company does not time the release of material nonpublic information based on equity incentive award grant dates.

        On March 23, 2011, the Compensation Committee granted options to purchase shares of our common stock under the 2006 Plan to certain of our Named Executive Officers in the following amounts: Howard Siegel, 100,000 options and Mark DiSiena, 15,000 options. Consistent with the Compensation Committee's practice of using equity incentives as a means for promoting the retention of key executives and employees, the stock options issued to Mr. Siegel vest in equal annual installments over a five year period and the stock options issued to Mr. DiSiena vest in equal annual installments over a three year period, in each case subject to the continued employment of the grantee. The stock options were issued at an exercise price of $17.21 per share, which was the closing price of our common stock on the date of grant, and have a five year term.

Employment Agreement with Mr. Stupp

        In connection with the appointment of Mr. Stupp as our Chief Executive Officer on August 26, 2010, we entered into an Employment Agreement with Mr. Stupp, which was subsequently amended on January 28, 2011, April 13, 2011 and July 27, 2011 (as amended, the "Employment Agreement"). The original Employment Agreement and each of the amendments were approved by the Compensation Committee. Pursuant to the terms of the Employment Agreement, Mr. Stupp is currently entitled to receive a base salary equal to $375,000 per year. In addition, beginning with Fiscal 2012, and for each subsequent fiscal year during the term of the Employment Agreement, Mr. Stupp shall be entitled to receive a cash performance award equal to five percent of our pre-tax income during such fiscal year in excess of a threshold amount of $20,000,000, subject to a maximum of $650,000 per fiscal year. Mr. Stupp did not receive any portion of such performance award for Fiscal 2012. In approving the Employment Agreement, the Compensation Committee believed the structure of the performance award appropriately incentivized Mr. Stupp to increase our pre-tax income, which is consistent with enhancing stockholder value. The Compensation Committee expects to re-evaluate the terms and structure of the performance award during Fiscal 2013 in light of the Company's current financial position and prospects.

        Pursuant to the Employment Agreement, (i) on August 26, 2010, Mr. Stupp purchased 81,967 shares of our common stock at a per share price of $18.30 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of $1,500,000 and (ii) on July 28, 2011, Mr. Stupp purchased 12,562 shares of the Company's common stock at a per share price of $15.92 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of approximately $200,000. In addition, pursuant to the Employment Agreement, Mr. Stupp agreed to purchase an aggregate of $600,000 of our common stock in increments of $200,000 on or before October 31, 2011, January 31, 2012 and April 30, 2012 (such additional shares, the "Subsequent Shares"). Mr. Stupp elected not to purchase the Subsequent Shares to be purchased on or before October 31, 2011 and January, 31, 2012, and, as a result, a total of 75,000 of the shares subject to the Option (as described below) have been forfeited, leaving a balance of 225,000 shares subject to the Option as of the date of the mailing of this Proxy Statement. Mr. Stupp has agreed to certain "lock up" restrictions regarding his ability to resell or otherwise dispose of any of these shares as set forth in the Employment Agreement.

        In connection with Mr. Stupp's appointment as our Chief Executive Officer, on August 26, 2010, the Compensation Committee granted Mr. Stupp an option to purchase up to 300,000 shares of our common stock (the "Option") pursuant to a Stock Option Agreement (the "Stock Option Agreement") as an inducement grant outside of the 2006 Plan. The maximum number of shares subject to the Option is currently 225,000 as a result of the forfeiture of a total of 75,000 shares described above. The Stock Option Agreement was entered into as an inducement material for Mr. Stupp to enter into employment with the Company. While the grant of the Option was made outside of the 2006 Plan, the grant is consistent with applicable terms of the 2006 Plan. The Option has an exercise price of $18.30 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on the date of grant. The Option vests in five equal annual installments beginning on January 31, 2012, and vesting in four additional increments on each yearly anniversary thereafter. In addition, in the event of a change in control of the Company, an additional twenty percent of the total shares subject to the Option shall vest.

        The Option has a term of six years and will be forfeited if not exercised before the expiration of the term. Except as noted above, the Option is not transferable and is not exercisable by anyone other than Mr. Stupp during his lifetime. In addition, in the event that Mr. Stupp does not comply with his remaining obligation under the Employment Agreement to purchase the $200,000 Subsequent Shares to be purchased on or before April 30, 2012, then an additional 37,500 shares subject to the Option shall instead be forfeited, and the vesting schedule will be proportionally adjusted. If Mr. Stupp's service to the Company is terminated for any reason, the Option shall cease vesting upon such termination.

Perquisites

        The Company annually reviews the perquisites that senior executives receive. Generally, the Company's senior executives are entitled to no benefits that are not otherwise available to all of its employees.

Other Benefits

        The Company maintains broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options. Investment options do not include the Company's common stock. In addition, the Company provides a matching contribution of up to 4% of each eligible employee's salary per year.

Summary of Executive Compensation for the Fiscal 2012 Performance Period

        On March 23, 2011, the Compensation Committee granted the following options to purchase shares of Cherokee's common stock pursuant to Cherokee's 2006 Incentive Award Plan to certain of the Named Executive Officers, in the amounts listed below. Consistent with the Compensation Committee's practice of using equity incentives as a means for promoting the retention of key executives and employees, such stock options vest in equal annual installments over a three year period subject to the continued employment of the grantee, other than the grant to Mr. Siegel, which vests in equal annual installments over a five year period. Such stock options were issued at an exercise price of $17.21 per share, which was the closing price of our common stock on the date of grant, and have a seven year term.

Name and Title	Stock Option Amount	Base Salary for Fiscal 2012	Bonus for Fiscal 2012
Henry Stupp, Chief Executive Officer	—	$375,000	$370,000
Howard Siegel, President	100,000	375,000	—
Mark DiSiena, Chief Financial Officer	15,000	150,000	—

        On July 25, 2011 and December 16, 2011, the Compensation Committee approved discretionary bonus payments to Henry Stupp in the amounts of $270,000 and $100,000, respectively. In approving such discretionary bonuses, the Compensation Committee considered Mr. Stupp's significant contributions to Cherokee during 2011, including Mr. Stupp's successful efforts in strengthening Cherokee's relationships with its licensees. The Compensation Committee further considered the fact that, despite such efforts, Mr. Stupp would not receive any portion of the performance bonus contemplated by Mr. Stupp's Employment Agreement and considered such discretionary bonuses to be an appropriate measure to provide Mr. Stupp with appropriate total compensation for Fiscal 2012 in light of his efforts and contributions.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether our overall compensation program for employees in Fiscal 2013 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across the Company. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee establishes and oversees the design and functioning of the Company's executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for the 2012 Annual Meeting of Stockholders.

                        COMPENSATION COMMITTEE

                        Timothy Ewing, Chairman
                        Jess Ravich
                        Keith Hull

Summary Compensation Table

        The following table sets forth the compensation for services rendered by each person holding the position of Chief Executive Officer and Chief Financial Officer and our other executive officer in service during Fiscal 2012 (the "Named Executive Officers") during Fiscal 2012.

Name and Principal Position	Fiscal Year	Salary $		Bonus $(1)	Option Awards $(2)	All Other Compensation $(3)	Total Compensation $
Henry Stupp	2012	375,000	(4)	370,000	—	32,000	777,000
Chief Executive Officer	2011	144,000		—	1,176,000	2,000	1,322,000
	2010	—		—	—	—	—
Howard Siegel	2012	375,000		—	515,000	29,000	919,000
President, Chief Operating	2011	372,000		25,000	399,000	31,000	827,000
Officer & Secretary	2010	345,000		—	—	22,000	367,000
Mark DiSiena	2012	150,000		—	78,000	14,000	242,000
Chief Financial Officer	2011	32,000		—	—	—	32,000
	2010	—		—	—	—	—

(1)
The aggregate $370,000 bonus for Mr. Stupp was awarded in two amounts during Fiscal 2012 for services rendered in Fiscal 2012: (i) an award of $270,000, which was approved by the Compensation Committee on July 25, 2011 and (ii) an award of $100,000, which was approved by the Compensation Committee on December 16, 2011. The $25,000 bonus for Mr. Siegel was earned and accrued with respect to services performed in Fiscal 2011, but was paid in late March or early April following the fiscal year end date.

(2)
Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 12, 2012.

(3)
The All Other Compensation column includes the employer paid health insurance premiums and the employer contributions to the Named Executive Officer's 401(k) Plan paid on his or her behalf.

(4)
In April 2011, the Compensation Commitee approved an amendment to Mr. Stupp's Employment Agreement to increase Mr. Stupp's base salary by $25,000 to a total of $375,000 (with such increase to be retroactive to his start date in August 2010). Accordingly, the All Other Compensation column for Mr. Stupp for Fiscal 2012 includes a "catch up" payment of approximately $10,000 that was paid in April 2012, which represents the approximate amount paid to Mr. Stupp in connection with such increase for the applicable portion of Fiscal 2011.

Grants of Plan-Based Awards

        The following table provides information concerning each grant of a plan-based award made to a Named Executive Officer during Fiscal 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
				All Other Option Awards: Number of Securities Underlying Options(1) (#)
						Grant Date Fair Value of Stock and Option Awards(2) ($)
					Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date	Threshold ($)	Maximum ($)
Henry Stupp	—	—	—	—	—	—
Howard Siegel	3/23/2011	—	—	100,000	17.21	515,000
Mark DiSiena	3/23/2011	—	—	15,000	17.21	78,000

(1)
Represents discretionary option grants made by the Compensation Committee. The options issued to Mr. Siegel vest ratably on an annual basis over a five year period, with initial vesting one year from the date of grant. The options issued to Mr. DiSiena vest ratably on an annual basis over a three year period, with initial vesting one year from the date of grant.

(2)
Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 12, 2012.

Outstanding Equity Awards at January 28, 2012

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Henry Stupp
Stock Options	—	262,500	(2)	—	$18.30	8/26/2016
Howard Siegel
Stock Options	10,000	—		—	$22.70	8/21/2015
	16,666	33,334		—	$16.08	2/1/2015
	16,666	33,334		—	$18.30	8/26/2017
	—	100,000	(3)		$17.21	3/23/2018
Mark DiSiena
Stock Options	—	15,000		—	$17.21	3/23/2018

(1)
Other than as described below, all grants vest on an annual basis ratably over a three year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

(2)
Options vest on an annual basis ratably over a five year period, beginning on January 31, 2012, and vesting in four additional increments on each yearly anniversary thereafter. Vesting is contingent on continued employment.

(3)
Options vest on an annual basis ratably over a five year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

Options Exercised and Stock Vested

        During Fiscal 2012, none of Cherokee's Named Executive Officers (i) exercised any stock options or (ii) held any shares of restricted stock or restricted stock units.

Employment Agreements; Potential Payments Upon Termination or Change in Control

Current Chief Executive Officer—Mr. Stupp

Employment Agreement

        In connection with the appointment of Mr. Stupp as our CEO, Cherokee entered into the Employment Agreement with Mr. Stupp. The Employment Agreement was approved by the Board as well as the Compensation Committee. Pursuant to the terms of the Employment Agreement, Mr. Stupp is currently entitled to receive a base salary equal to $375,000 per year. In addition, beginning with Fiscal 2012, and for each subsequent fiscal year during the term of the Employment Agreement, Mr. Stupp shall be entitled to receive a cash performance award equal to five percent of Cherokee's pre-tax income during such fiscal year in excess of a threshold amount of $20,000,000, subject to a maximum of $650,000 per fiscal year. Mr. Stupp was not entitled to any portion of such cash performance award for Fiscal 2012.

        Mr. Stupp's services as our Chief Executive Officer are at will. The Employment Agreement expires as of January 31, 2014, unless earlier terminated by Cherokee or by Mr. Stupp or extended by mutual agreement. Pursuant to the Employment Agreement, we have agreed to certain indemnification obligations to Mr. Stupp related to his service to us in his capacity as an officer or director. Pursuant to the Employment Agreement, in the event that Mr. Stupp's employment is terminated by Cherokee without cause prior to the expiration of the Employment Agreement, then he shall be paid an amount equal to twelve months of his then-current base salary, which currently equals $375,000.

        Pursuant to the Employment Agreement, (i) on August 26, 2010, Mr. Stupp purchased 81,967 shares of our common stock at a per share price of $18.30 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of $1,500,000 and (ii) on July 28, 2011, Mr. Stupp purchased 12,562 shares of the Company's common stock at a per share price of $15.92 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of approximately $200,000. In addition, pursuant to the Employment Agreement, Mr. Stupp agreed to purchase an aggregate of $600,000 of our common stock in increments of $200,000 on or before October 31, 2011, January 31, 2012 and April 30, 2012 (such additional shares, the "Subsequent Shares"). Mr. Stupp elected not to purchase the Subsequent Shares to be purchased on or before October 31, 2011 and January, 31, 2012, and, as a result, a total of 75,000 of the shares subject to the Option (as described below) have been forfeited, leaving a balance of 225,000 shares subject to the Option as of the date of the mailing of this Proxy Statement. Mr. Stupp has agreed to certain "lock up" restrictions regarding his ability to resell or otherwise dispose of any of these shares as set forth in the Employment Agreement.

Option Grant to Mr. Stupp

        In connection with Mr. Stupp's appointment as our Chief Executive Officer, on August 26, 2010, we granted Mr. Stupp an option to purchase up to 300,000 shares of our common stock (the "Option") pursuant to a Stock Option Agreement (the "Stock Option Agreement") as an inducement grant outside of the 2006 Plan. The maximum number of shares subject to the Option is currently 225,000 as a result of the forfeiture of a total of 75,000 shares described above. The Stock Option Agreement was entered into as an inducement material for Mr. Stupp to enter into employment with the Company. While the grant of the Option was made outside of the 2006 Plan, the grant is consistent with applicable terms of the 2006 Plan. The Option has an exercise price of $18.30 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on the date of grant. The Option vests in five equal annual installments beginning on January 31, 2012, and vesting in four additional increments on each yearly anniversary thereafter. In addition, in the event of a change in control of the Company, an additional twenty percent of the total shares subject to the Option shall vest. Change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons of beneficial ownership of securities possession more than 50% of the combined voting power of the outstanding securities of the Company constitutes such a change of control under the option.

        The Option has a term of six years and will be forfeited if not exercised before the expiration of the term. Except as noted above, the Option is not transferable and is not exercisable by anyone other than Mr. Stupp during his lifetime. In addition, in the event that Mr. Stupp does not comply with his remaining obligation under the Employment Agreement to purchase the $200,000 Subsequent Shares to be purchased on or before April 30, 2012, then an additional 37,500 shares subject to the Option shall instead be forfeited, and the vesting schedule will be proportionally adjusted. If Mr. Stupp's service to the Company is terminated for any reason, the Option shall cease vesting upon such termination.

Potential Payments Upon Termination or Change in Control

        Other than as described above, there are no employment agreements between the Company and its executive officers and no other executive officers are entitled to any payments upon termination or a change of control that are not generally available to all of the Company's employees. If a change in control had occurred effective as of January 28, 2012, Mr. Stupp would have received no benefit from the partial acceleration of the vesting of the Stupp Option, as the exercise price of the option exceeded our common stock price on January 28, 2012. If Mr. Stupp had been terminated by us without cause effective as of January 28, 2012, Mr. Stupp would have been eligible to receive an amount equal to $375,000, payable over twelve months.

Certain Relationships and Related Person Transactions

        Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead our Board of Directors reviews such transactions on a case-by-case basis.

        For information with respect to other transactions and relationships between the Company and certain executive officers, directors and related parties, see the description of the Management Agreement under the heading "Employment Agreements; Potential Payments Upon Termination or Change in Control" above.

Equity Compensation Plan Information

        The Company currently maintains two compensation plans: the 2003 Plan and the 2006 Plan. All of these stock option award plans provide for the issuance of common stock to officers and other employees and directors, and have previously been approved by the Company's stockholders. The following table sets forth the information regarding outstanding options and shares reserved for future issuance under the 2003 Plan and the 2006 Plan as of January 28, 2012.

Securities Authorized for Issuance Under Equity Compensation Plans, as of January 28, 2012

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	Column (a)	Column (b)	Column (c)
Equity compensation plans approved by security holders—2003 Plan(1)	92,333	$19.85	71,982
Equity compensation plans approved by security holders—2006 Plan(2)	519,000	$17.41	230,500
Equity compensation plans not approved by security holders(3)	362,500	$18.35	—
Total	978,833	$17.99	302,482

(1)
In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares, until the 2003 Plan expires on April 28, 2016.

(2)
In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares, until the 2006 Plan expires on April 28, 2016.

(3)
Represents grants to Robert Margolis of an option to purchase 100,000 shares and Henry Stupp of an option to purchase 300,000 shares (of which 75,000 shares subject to such option were forfeited as of January 28, 2012) outside of the 2003 Plan and 2006 Plan. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 12, 2012.

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

        The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, accounting principles and internal controls. The Company's independent public accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended January 28, 2012 with management and the Company's independent public accountants. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, as currently in effect, and it has discussed with the Company's independent public accountants their independence from the Company. The Audit Committee has considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining the independent public accountants' independence.

        The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's independent public accountants meet the applicable standards for independent public accountants' independence.

        Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
Mr. Timothy Ewing, Chairman
Mr. David Mullen
Mr. Keith Hull

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. SEC rules also require that copies of these filings be furnished to us.

        To our knowledge, based solely on our review of the copies of such forms received by us, we believe that, during Fiscal 2012, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with.

OTHER MATTERS

Stockholder Proposals for the 2012 Annual Meeting of Stockholders

        The submission deadline for stockholder proposals to be included in our proxy materials for the 2012 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act is December 28, 2012, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to our Corporate Secretary at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2013 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

        In addition, our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2013 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between December 28, 2012 and February 26, 2013. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Cost of Soliciting Proxies

        The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments and Postponements

        Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the Annual Meeting. Any signed proxies, or proxies submitted by telephone, received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Delivery of Voting Materials

        To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability to stockholders who share the same address unless otherwise requested. The Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy through the Internet. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

        If you share an address with another stockholder and have received only one copy of the Notice of Internet Availability, and would like to request a separate copy of the Notice of Internet Availability, you may write or call us to request a separate copy of the Notice of Internet Availability at no cost to you. For future annual meetings, you may request a separate copy of the Notice of Internet Availability or request that we only send one copy of the Notice of Internet Availability to you if you are receiving multiple copies by calling us at (818) 908-9868 or by writing to us attention of Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Other Business of the Annual Meeting

        The Board of Directors is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

By Order of the Board of Directors,

Howard Siegel Secretary

Sherman Oaks, California
April 26, 2012

CHEROKEE INC.

ATTN:  MARK DISIENA

5990 SEPULVEDA BOULEVARD

SUITE 600

SHERMAN OAKS, CA  91411

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting  date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent  to receiving all future proxy statements,  proxy cards and  annual  reports  electronically via e-mail or the  Internet.  To  sign up  for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,  indicate that you agree to receive or access proxy materials electronically in future  years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone  to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M36684-P13875	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEROKEE INC.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.     To elect five (5) directors for a one-year term to expire at the 2013 Annual Meeting of Stockholders.  Our Nominating Committee and Board of Directors have nominated and recommend for election as director the following persons:

	☐	☐	☐

01) Timothy Ewing 02) Keith Hull 03) David Mullen 04) Jess Ravich 05) Henry Stupp

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 2 and 3.

2. To approve the proposed ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for Fiscal 2013.	☐	☐	☐

3. To approve a non-binding advisory resolution on executive compensation.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

M36685-P13875

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF CHEROKEE INC.

The undersigned hereby appoints Henry Stupp and Mark DiSiena, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2012 Annual Meeting of Stockholders of Cherokee Inc. to be held at our corporate office at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411 on June 5, 2012 at 10 A.M. on all matters that may come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

2

QuickLinks

GENERAL INFORMATION
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2012
ITEM 1. ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTORS NOMINATED IN ITEM 1.
ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013.
ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS